UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 19, 2006
Date of Report (Date of earliest event reported)

MOBILEMAIL (US) INC.
(Exact name of registrant as specified in its charter)

NEVADA	0-51855	N/A
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Suite 5.18, 130 Shaftesbury Avenue
London, England	WID 5EU
(Address of principal executive offices)	(Zip Code)

+44(0)20 7031 1193
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01            Entry Into a Material Definitive Agreement

Agreement with NNT

On September 19, 2006, MobileMail Limited (“MobileMail UK”), a wholly-owned subsidiary of MobileMail (US) Inc. (“MobileMail US”), entered into an exclusive re-seller agreement (the “Re-Seller Agreement”) for its two-way PC-to-Mobile messaging technology (ww.mailsms.co.uk) with NNT Telecom (“NNT”), a Russian based communications distributor.

Under the Re-Seller Agreement, NNT has been appointed as a non-exclusive reseller of MobileMail UK’s MailSMS, EasySMS and CorporateSMS applications. MailSMS software is Microsoft Windows® based application software that enables users to send SMS messages via their Outlook program resident on the user’s personal computer. The EasySMS software application is a Microsoft Windows® based application designed to allow the sending of SMS messages by using any Internet connection without the use of an Outlook program. The Corporate SMS software acts as the interface between both the MailSMS and EasySMS software and the Internet by managing the sending and receiving SMS messages, as well as serving as the interface between the administrator and the end users.

NNT has agreed to distribute the MailSMS, EasySMS and CorporeSMS applications in Russia in accordance with and subject to the terms and conditions of the Reseller Agreement. NNT has agreed to use its best efforts to successfully market, resell and support the MobileMail SMS applications on a continuing basis in Russia. There is no up-front purchase commitment by NNT. Sales targets have not been agreed upon, but will be reviewed and confirmed in writing after the initial three months of the agreement. MobileMail UK has granted a license to NNT in order to enable NNT to market and demonstrate the SMS applications in Russia. In turn, NNT has agreed to provide the following support obligations to customers purchasing the applications in Russia:

  full installation support to affiliated re-sellers and director users;

  application customization support to resellers; and

  ongoing application support.

Revenues earned from the MobileMail SMS applications will be divided between MobileMail UK and NNT in accordance with the Reseller Agreement. MobileMail UK will retain 50% of corporate account fees earned from customers, with the balance of 50% going to NNT. NNT will retain 50% of revenues from SMS messaging, with the balance of 50% going to MobileMail UK. The Reseller Agreement includes the agreement between MobileMail UK and NNT on pricing of the MobileMail SMS product and services. As there is no initial purchase commitment or minimum sales requirements, there is no assurance that MobileMail UK will earn revenues under this arrangement, or that, if revenues are earned, that these revenues will be significant.

The agreement will have an initial term of 12 months. The agreement will be renewed for additional 12 month terms, unless advance notice of termination is given by either party.

The foregoing summary does not purport to be a complete statement of the parties’ rights and obligations under the Re-Seller Agreement and the transactions contemplated thereby and is qualified in its entirety by reference to the Re-Seller Agreement, a copy of which is attached to this current report as Exhibit 10.1.

Financing Agreement

MobileMail US entered into a private placement subscription agreement on September 19, 2006 with a private investor whereby the investor has agreed to purchase 4,000,000 shares of common stock at a price of US$0.25 per share for total proceeds of US$1,000,000. Advance of funds under the subscription agreement is required no later than December 31, 2006. Notwithstanding the agreement of the investor, there is no assurance that this private placement will complete.

SECTION 3 SECURITIES AND TRADING MARKETS

Item 3.02             Unregistered Sales of Equity Securities

On September 19, 2006, MobileMail US entered into a private placement subscription agreement with a private investor whereby the investor has agreed to purchase 4,000,000 shares of common stock at a price of US$0.25 per share for total proceeds of US$1,000,000. Advance of funds under the subscription agreement is required no later than December 31, 2006. Notwithstanding the agreement of the investor, there is no assurance that this private placement will complete.

The offering will be completed pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the shares was completed in an “offshore transaction”, as defined in Rule 902(h) of Regulation S. No commission will be paid in connection with this offering. No commission was paid in connection with this offering. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the shares. The investor has represented to us that the investor is not a U.S. person, as defined in Regulation S, and is not acquiring the shares for the account or benefit of a U.S. person. The subscription agreement executed between us and the investor includes statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. The investor agreed by execution of the subscription agreement for the shares: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All securities will, upon issuance, be endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act. We have no obligation to register the resale of the shares under the Act.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

	10.21	Re-Seller Agreement between MobileMail Limited and NNT Telecom effective September 19, 2006.

	10.22	Subscription Agreement between MobileMail (US) Inc. and Pan-European Consortium Ltd. dated September 19, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILEMAIL (US) INC.

DATE: September 25, 2006	By:	/s/ Gary Flint
Gary Flint
President